SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the
Definitive Proxy Statement	Commission Only (as permitted
Definitive Additional Materials	by Rule 14a-6(e)(2))
☒ Soliciting Materials Pursuant to §240.14a-12
COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

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BOLNISI GOLD NL

COEUR
THE PRECIOUS METALS COMPANY

Palmarejo Silver and Gold Corporation

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Creating the World's Leading Silver Producer

Palmarejo Project Overview

Located in premier Sierra Madre silver region

One of the world's highest quality silver-gold projects

Significant resource base

- Measured and Indicated:
  89.3 M oz silver
  1.0 M oz gold
- Inferred:
  41.5 M oz silver
  0.5 M oz gold
- More Information >

Excellent potential for resource expansion

Expected to be among the world's lowest cost primary silver mines

Construction fully permitted and underway

Compelling Transaction Benefits

Creates World's Premier Silver Company

Near Doubling of Production Profile

Substantial Exploration Potential

Low-Cost Producer

Sector-Leading Liquidity

Strong Balance Sheet

Palmarejo
Sierra Madre Precious Metals Belt

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Transaction Summary

Investor Presentation

Transaction Press Releases

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(800) 624-2824 | 505 Front Ave. Coeur d'Alene | ID 83814

The proxy statement that Coeur plans to file with the United States Securities and Exchange Commission ("SEC") and Canadian securities regulators and mail to its shareholders will contain information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the Transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the Transaction. In addition to receiving the proxy statement from Coeur by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC's website (www.sec.gov) and the Canadian securities regulators' website (www.sedar.com) or, without charge, from Coeur. The information presented herein is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur's shareholders with respect to the proposed Transaction. Information regarding any interests that Coeur's executive officers and directors may have in the Transaction will be set forth in the proxy statement. The Coeur shares to be issued in the Transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.

A detailed description of the reserves and resources of Coeur and Palmarejo that form the basis of the data and estimates contained in this presentation can be found in technical reports filed at www.sedar.com.

Copies of the merger implementation agreements and certain related documents will be filed with the SEC and Canadian securities regulators and will be available at the SEC's website at www.sec.gov and at the Canadian securities regulators' website at www.sedar.com.

First production expected in late 2008 (12m oz silver/110,000 oz gold in 2009)

Flash Content
TITLE: Transaction with Bolnisi Gold and Palmarejo Silver & Gold
Slide 1: Low capital costs relative to production profile and resource base
Slide 2: Creating the World Leader in Silver
Slide 3: One of the world’s highest quality, lowest cost silver-gold projects
Slide 4: Significant potential for resource expansion